UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 22, 2017

Date of Report (Date of earliest event reported)

LUMINAR MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54958	45-2283057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Adelaide St. East Toronto, Ontario Canada	M5A 1N1
(Address of principal executive offices)	(Zip Code)

(347) 943-4835

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation

On March22, 2017, the Company entered into a Convertible Loan Agreement (the “Loan”) with Kush Kapila (the “Holder”) in the amount of $15,000.  The loan has an interest rate of 8% per annum and is due in one year from the date of issuance. At the election of the Holder, the Holder may convert any or all of the amounts due under the Loan into the common shares of the Company at a price equal to 60% of the bid price on the day of conversion. The Holder may not beneficially own more than 4.99% of the issued and outstanding common shares of the Company at any one time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Item

Description

10.1

Convertible Loan Agreement dated March22, 2017, between Kush Kapila and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/Chris Cook _______________________________________ Chris Cook, CEO

Date: March 22, 2017